Exhibit (a)(1)(G)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

September 25, 2006 – One Week After Offer Commences

        We have just completed week one of the Check Point Software Technologies Ltd. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel) unless we extend the offer.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel) by:

        Geula Gomen
        Check Point Software Technologies Ltd.
        3A Jabotinsky St., Diamond Tower
        Ramat Gan 52520 Israel
        Fax: +972-3-7534950
        E-mail: geula@checkpoint.com

        Only responses that are complete, signed and actually received by Geula Gomen by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to John Slavitt, our General Counsel, at:

        Check Point Software Technologies, Inc.
        800 Bridge Parkway
        Redwood City, California 94065
        (650) 628-2110

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Eyal Desheh, dated September 18, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through Check Point’s intranet site at http://cpi.checkpoint.com/WWFinance/EmployeeServices/248387.asp or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 16, 2006 - Final Week

        We are entering the final week of the Check Point Software Technologies Ltd. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the "Offer to Exchange"). After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel) unless we extend the offer.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel) by:

        Geula Gomen
        Check Point Software Technologies Ltd.
        3A Jabotinsky St., Diamond Tower
        Ramat Gan 52520 Israel
        Fax: +972-3-7534950
        E-mail: geula@checkpoint.com

        Only responses that are complete, signed and actually received by Geula Gomen by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to John Slavitt, our General Counsel, at:

        Check Point Software Technologies, Inc.
        800 Bridge Parkway
        Redwood City, California 94065
        (650) 328-2110

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Eyal Desheh, dated September 18, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through Check Point’s intranet site at http://cpi.checkpoint.com/WWFinance/EmployeeServices/248387.asp or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 23, 2006 - Last Day (Offer Expiration Date)

        Today is the last day to elect to exchange your eligible options as part of the Check Point Software Technologies Ltd. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the "Offer to Exchange"). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel).

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 23, 2006 (which due to the time difference will be 2:00 a.m. on October 24, 2006 in Israel) by:

        Geula Gomen
        Check Point Software Technologies Ltd.
        3A Jabotinsky St., Diamond Tower
        Ramat Gan 52520 Israel
        Fax: +972-3-7534950
        E-mail: geula@checkpoint.com

        Only responses that are complete, signed and actually received by Geula Gomen by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to John Slavitt, our General Counsel, at:

        Check Point Software Technologies, Inc.
        800 Bridge Parkway
        Redwood City, California 94065
        (650) 628-2110

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Eyal Desheh, dated September 18, 2006; (3) the election form; and (4) the withdrawal form. You may also access these documents through Check Point’s intranet site at http://cpi.checkpoint.com/WWFinance/EmployeeServices/248387.asp or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.